EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             ECKLER INDUSTRIES, INC.

         Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

    FIRST:                                           ARTICLE II

         1. The name of the Corporation is Eckler Industries, Inc. (the "Corporation").

         2. Article II of the Articles of Incorporation of the Corporation is amended to read as follows:

                                      NAME
                                      ----

         The name of this Corporation shall be:

                       SMART CHOICE AUTOMOTIVE GROUP, INC.

SECOND:                                              ARTICLE V

         Article V of the Articles of Incorporation of the Corporation is amended to read as follows:

                                  CAPITAL STOCK
                                  -------------

         The aggregate number of shares of capital stock which the Corporation has authority to issue is 105,000,000 shares, which shall consist of 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). No shareholder of any stock of this Corporation shall have preemptive rights. There shall be no cumulative voting by the shareholders of the Corporation.

         Each share of Class A Common Stock of the Corporation outstanding when these Articles become effective, shall be reclassified, changed and converted into one fully paid and nonassessable share of Common Stock, $.01 par value per share. Each share of Class B Common Stock of this Corporation issued and outstanding when these Articles become effective, shall be reclassified, changed and converted into two fully paid and nonassessable shares of Common Stock, $.01 par value per share. The stated capital applicable to the shares of Common Stock resulting from such reclassification and changes of each outstanding share of Class A

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 Common Stock and Class B Common Stock be the same as the stated capital then applicable to such outstanding shares.

         A. COMMON STOCK. Subject to the preferential dividend rights applicable to shares of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Each holder of record of the Common Stock shall have one vote for such share of Common Stock standing in such holder's name on the books of the Corporation and entitled to vote.

         B. PREFERRED STOCK. The Preferred Stock may be issued by the Board of Directors, from time to time, in one or more series. Authority is hereby vested solely in the Board of Directors of the Corporation to provide, from time to time, for the issuance of Preferred Stock in one or more series and in connection therewith to determine without shareholder approval, the number of shares to be included and such of the designations, powers, preferences, and relative rights and the qualifications, limitations, and restrictions of any such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

            1. The designation and name of such series and the number of shares that shall constitute such series;

            2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

            3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

            4. Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

            5. Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over the payment of dividends on the Common Stock;

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            6. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation on shares of any other series or on the Common Stock;

            7. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

            8. The extent of the voting powers, if any, of the shares of such series;

            9. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

            10. Any other preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

         The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.

         All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

         Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

THIRD:

         The Board of Directors adopted each of these amendments February 1, 1997 and recommended the Amendments to Article II and Article V of the Articles of Incorporation to the Corporation's shareholders at the Corporation's Annual Meeting held on March 21, 1997.

FOURTH:

         The Amendment to Article II of the Articles of Incorporation was approved by the affirmative vote of a majority of (a) the Class A Common Stock entitled to vote on the matter and (b) the Class B Common Stock entitled to vote on the matter, voting together as a single class. The number of votes cast by the Class A Common Stock and the Class B Common Stock voting together as a single class was sufficient for approval of the Amendment to Article II of the Corporation's Articles of Incorporation. The Class A Common Stock and the Class B Common Stock, voting together as a single class, is the only voting group entitled to vote on the Amendment to Article II of the Articles of Incorporation.

         The Amendment to Article V of the Articles of Incorporation was approved by (i) the holders of the Class A Common Stock, voting as a separate voting group, and (ii) the holders of the Corporation's Class B Common Stock, voting as a separate voting group. The number of votes cast by the Class A voting group was sufficient for approval, and the number of votes cast by the Class B voting group was sufficient for approval . The Class A Common Stock and the Class B Common Stock are the only voting groups that are entitled to vote on the Amendment to Article V of the Articles of Incorporation.

         SIGNED, this 21st day of March, 1997.


                                                 ECKLER INDUSTRIES, INC.


                                                 By: /s/ GARY R. SMITH
                                                     ------------------------
                                                     Gary R. Smith, President